UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2006

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On August 31, 2006, Universal American Financial Corp. and its subsidiary, Pennsylvania Life Insurance Company (collectively, the “Company”), entered into a Share Purchase Agreement dated as of August 31, 2006 (the “Purchase Agreement”) with La Capitale Civil Service Insurer Inc. (“La Capitale”), a subsidiary of La Capitale Financial Group Inc., and GMF Assurances, S.A., a French mutual insurance company (“GMF,” and, together with La Capitale, the “Purchaser”).

Pursuant to the Purchase Agreement, the Company will sell all of the outstanding shares of UAFC (Canada) Inc., owner of the Company’s Canadian insurance subsidiary PennCorp Life Insurance Company (“PennCorp Life”), to a venture 70% owned by La Capitale and 30% owned by GMF, for an aggregate purchase price of approximately $131 million (CAD$146 million) in cash, on the terms and conditions set forth in the Purchase Agreement (the “Sale”).  The purchase price is comprised of $123.3 million (CAD $137.0 million) in cash, plus an amount equal to the balance of net earnings generated by PennCorp Life during the period from January 1, 2006 through the closing date, which the Company estimates to equal approximately $8.1 million (CAD $9.0 million). Under the terms of the Purchase Agreement, the aggregate purchase price is subject to adjustment for all dividends paid by PennCorp to the Company with respect to net earnings for 2006, none of which has been paid to date.

The closing of the Sale, which is expected to occur in the fourth calendar quarter of 2006, is subject to a number of conditions, including receipt of regulatory approvals and permits, and other customary conditions.

The Purchase Agreement includes representations, covenants, Company non-competition arrangements and indemnification obligations customary for transactions of this nature, as well as an escrow for the benefit of the Purchaser, consisting of $2.7 million (CAD $3.0 million) of the purchase price. The escrow amount is expected to be released to the Company at the second anniversary of the closing date, subject to any claims. The Purchase Agreement may be terminated upon the occurrence of certain events, including the failure to complete the Sale on or before February 28, 2007.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this report.

Item 7.01.              Regulation FD

Universal American anticipates that, at closing, its equity in PennCorp Life will increase to $61 million, which includes both the earnings through the earliest anticipated closing date of October 31, 2006, and unrealized foreign exchange gains and losses and unrealized investment gains and losses of $25 million, net of tax, as of June 30, 2006.

Based on after-tax proceeds of approximately $96 million (comprised of approximately $93 million of cash at closing, plus an additional $3 million in two years if certain conditions are satisfied), the sale is expected to result in a net gain in book value of $35 million, or $0.60 per diluted share.  Universal American anticipates that the transaction will generate an after-tax realized gain of $60 million, or approximately $1.00 per diluted share, that will be reported in its income statement.

Beginning with Universal American’s Quarterly Report on Form 10-Q to be filed for the third quarter 2006, the operations of PennCorp Life will be reflected as discontinued operations on Universal American’s financial statements. Summary financial data for PennCorp Life is presented below:

	2006			2005
	YTD	Q2	Q1	YTD	Q4	Q3	Q2	Q1
	($ in millions, except earnings per share)
Revenues, (excluding realized gains and losses)	$40.4	$20.3	$20.1	$74.3	$19.3	$18.6	$17.9	$18.5

After-tax earnings(1)	$4.8	$2.7	$2.1	$10.1	$2.3	$3.2	$2.6	$2.0

Per share impact(1)	$0.081	$0.046	$0.035	$0.171	$0.039	$0.053	$0.044	$0.035

(1)    excluding earnings from investment of net proceeds

	June 30, 2006	December 31, 2005
	($ in millions)
Assets	$286.1	$277.7

Liabilities	$228.2	$212.3

Universal American has made available on its website a pro forma schedule detailing Universal American’s financials as adjusted to reflect PennCorp Life as discontinued operations.  This schedule can be accessed at www.uafc.com (under the heading “Investor Relations; Financial Reports”).

As Universal American previously stated in its Annual Report on Form 10-K, changes in the exchange rate between the U.S. dollar and the Canadian dollar may impact our results.  Thus, the Company’s expected revenue from this transaction could fluctuate with the value of the U.S. dollar as compared to the Canadian dollar.  In order to mitigate this risk in connection with the sale of PennCorp Life, Universal American entered into a 120 day currency option collar on September 5, 2006. The collar is based on a notional amount of CAD $138 million, and sets the upper value of the exchange rate at CAD $0.9124 per U.S. $1.00 and the lower value of the exchange rate at CAD $0.8900 per U.S. $1.00.  The spot exchange rate was CAD $0.8993 per U.S. $1.00 at the time Universal American entered into the collar transaction. There was no premium incurred on this transaction. The option collar will not be designated as a hedge instrument, accordingly, the collar will be carried at fair value and the change in fair value of the collar will be recognized in the current period results of operations.

A copy of the Company’s news release dated August 31, 2006 disclosing, among other things, that the Company and the Purchaser entered into the Purchase Agreement is filed as Exhibit 99.1 hereto, and is incorporated by reference into this report.

Item 9.01               Financial Statements and Exhibits.

                (d)           Exhibits

Exhibit No.	Exhibit Title
2.1

Share Purchase Agreement between Universal American Financial Corp and Pennsylvania Life Insurance Company, as Seller, and La Capitale Assureur De L’Administration Publique Inc. and GMF Assurances, S.A., as Buyer dated August 31, 2006*

99.1	News Release dated August 31, 2006

*All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

The information contained herein (including the exhibits) and oral statements made from time to time by representatives of the Company (including, but not limited to, statements regarding the expectations of the Company’s operating plans and strategies generally; statements regarding the Company’s expectations of the performance of its Medicare Supplement business and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; the effect of foreign exchange rates; the Company’s ability to institute future rate increases; expectations regarding the Company’s Part D program, including its estimates of membership, costs and revenues; future operating results and references to the estimate of the accretion from recent acquisitions) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this report can be found in the Company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this report, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

By:	/s/ Robert A. Waegelein
Robert A. Waegelein
Executive Vice President and Chief Financial Officer

Date:  September 6, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Title
2.1

Share Purchase Agreement between Universal American Financial Corp and Pennsylvania Life Insurance Company, as Seller, and La Capitale Assureur De L’Administration Publique Inc. and GMF Assurances, S.A., as Buyer dated August 31, 2006

99.1	News Release dated August 31, 2006